Forest City Enterprises, Inc.
Supplemental Package
Three Months Ended April 30, 2008 and 2007

Forest City Enterprises, Inc. and Subsidiaries
Three Months Ended April 30, 2008 and 2007
Supplemental Package
NYSE: FCEA, FCEB
Index

Corporate Overview	2

Supplemental Operating Information
Occupancy Data	4
Comparable Net Operating Income (NOI)	5
Comparable NOI Detail	6
Reconciliation of NOI to Net Loss	7
Lease Expirations Schedules	8-9
Schedules of Significant Tenants	10-11
Development Pipeline	12-14

Supplemental Financial Information
Mortgage Financings	15
Scheduled Maturities Table	16-17
Consolidated Balance Sheet Information	18-19
Consolidated Earnings Information	20-21
Investments in and Advances to Affiliates	22-23
Results of Operations Summary	23-25
Reconciliation of Net Loss to EBDT	26-27
Summary of EBDT	28-33

This Supplemental Package, together with other statements and information publicly disseminated by us, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of our Form 10-K for the year ended January 31, 2008 and other factors that might cause differences, some of which could be material, include, but are not limited to, general real estate development and investment risks including lack of satisfactory financing, construction and lease-up delays and cost overruns, dependence on rental income from real property, reliance on major tenants, the effect of economic and market conditions on a nationwide basis as well as in our primary markets, vacancies in our properties, downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, department store consolidations, international activities, the impact of terrorist acts, risks associated with an investment in and operation of a professional sports team, conflicts of interests, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our credit facility, the level and volatility of interest rates, the continued availability of tax-exempt government financing, effects of uninsured or underinsured losses, environmental liabilities, risks associated with developing and managing properties in partnership with others, the ability to maintain effective internal controls, compliance with governmental regulations, changes in market conditions, litigation risks, as well as other risks listed from time to time in our reports filed with the Securities and Exchange Commission. We have no obligation to revise or update any forward-looking statements, other than imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Corporate Overview
We principally engage in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. We operate through three strategic business units and five reportable segments. The Commercial Group, our largest business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings, hotels and mixed-use projects. The Residential Group owns, develops, acquires and operates residential rental properties, including upscale and middle-market apartments and adaptive re-use developments. Additionally, the Residential Group develops for-sale condominium projects and also owns interests in entities that develop and manage military family housing. New York City operations are part of the Commercial Group or Residential Group depending on the nature of the operations. The Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers. It also owns and develops land into master-planned communities and mixed-use projects. Real Estate Groups are the combined Commercial, Residential and Land Development Groups. Corporate Activities and the Nets, a franchise of the National Basketball Association (“NBA”) in which we account for our investment on the equity method of accounting, are reportable segments of the Company.
We have approximately $10.5 billion of assets in 27 states and the District of Columbia at April 30, 2008. Our core markets include the New York City/Philadelphia metropolitan area, Denver, Boston, the Greater Washington, D.C./Baltimore metropolitan area, Chicago and the state of California. As a result of an ongoing effort to increase property concentration in the core markets, these markets now account for approximately 76 percent of the cost of our real estate portfolio at April 30, 2008. We have offices in Albuquerque, Boston, Chicago, Denver, London (England), Los Angeles, New York City, San Francisco, Washington, D.C. and our corporate headquarters in Cleveland, Ohio.
SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION
We recommend that this supplemental package be read in conjunction with our Form 10-Q for the three months ended April 30, 2008. This supplemental package contains certain measures prepared in accordance with generally accepted accounting principles (“GAAP”) under the full consolidation accounting method, and certain measures prepared under the pro-rata consolidation method, a non-GAAP measure. Along with net earnings, we use an additional measure, Earnings Before Depreciation, Amortization and Deferred Taxes (“EBDT”), to report operating results. EBDT is a non-GAAP measure and may not be directly comparable to similarly-titled measures reported by other companies. The non-GAAP financial measures presented under the pro-rata consolidation method, comparable net operating income (“NOI”) and EBDT, provide supplemental information about our operations. Although these measures are not presented in accordance with GAAP, we believe they are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our investors can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.
Consolidation Methods
We present certain financial amounts under the pro-rata consolidation method because we believe this information is useful to investors as this method reflects the manner in which we operate our business. In line with industry practice, we have made a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, we generally present our investments proportionate to our economic share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary of the variable interest entity (“VIE”), even if our ownership is not 100%. We provide reconciliations from the full consolidation method to the pro-rata consolidation method throughout our supplemental package. Please refer to our property listing for the detail of our consolidated and non-consolidated properties in our supplemental package for the year ended January 31, 2008 on pages 55-67.
EBDT
We believe that EBDT, along with net earnings, provides additional information about our core operations. While property dispositions, acquisitions or other factors can affect net earnings in the short-term, we believe EBDT presents a more consistent view of the overall financial performance of our business from period-to-period. EBDT is used by the chief operating decision maker and management to assess performance and resource allocations by strategic business unit and on a consolidated basis. EBDT is similar to Funds From Operations (“FFO”), a measure of performance used by publicly traded Real Estate Investment Trusts (“REIT”), but may not be directly comparable to similarly titled measures reported by other companies. (See pages 24-33 for additional discussion of EBDT as well as a reconciliation of EBDT to net earnings (loss).)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Supplemental Operating Information
The operating information contained in this document includes: occupancy data, comparable NOI, reconciliation of NOI to net earnings (loss), retail and office lease expirations, significant retail and office tenant listings, and our development pipeline. We believe this information will give interested parties a better understanding and more information about our operating performance. The term “comparable,” which is used throughout this document, is generally defined as including properties that were open and operated in both the three months ended April 30, 2008 and 2007.
We believe occupancy rates, retail and office lease expirations, base rent, and significant retail and office tenant listings represent meaningful operating statistics about us.
Comparable NOI is useful because it measures the performance of the same properties on a period-to-period basis and, along with EBDT (as discussed beginning on page 24), is used to assess operating performance and resource allocation of our strategic business units. While property dispositions, acquisitions or other factors can impact net earnings in the short term, we believe comparable NOI gives a more consistent view of our overall performance from quarter-to-quarter and year-to-year. A reconciliation of net earnings (loss), the most comparable financial measure calculated in accordance with GAAP, to NOI and reconciliation from NOI to comparable NOI are provided on pages 5-7 of this document. A reconciliation of NOI to net earnings (loss) for each strategic business unit can be found on pages 28-33.
Corporate Headquarters
Forest City Enterprises, Inc.
Terminal Tower
50 Public Square, Suite 1100
Cleveland, Ohio 44113
Annual Report on Form 10-K
A copy of the Annual Report on Form 10-K for the fiscal year ended January 31, 2008 as filed with the Securities and Exchange Commission can be found on our website or may be obtained without charge upon written request to:
Thomas T. Kmiecik
Assistant Treasurer
tomkmiecik@forestcity.net
Website
www.forestcity.net
The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.
Investor Relations
Robert G. O’Brien
Executive Vice President and Chief Financial Officer
Transfer Agent and Registrar
National City Bank
Stock Transfer Department
P.O. Box 92301
Cleveland, OH 44193-0900
(800) 622-6757
www.shareholder.inquiries@nationalcity.com
Stock Exchange Listing
NYSE: FCEA and FCEB
Dividend Reinvestment and Stock Purchase Plan
We offer our shareholders the opportunity to purchase additional shares of common stock through the Forest City Enterprises, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”) at 97% of current market value. You may obtain a copy of the Plan prospectus and an enrollment card by contacting National City Bank at (800) 622-6757.

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Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Occupancy Data — April 30, 2008 and 2007
We analyze our occupancy percentages by each of our major product lines as follows:

		Average		Average
	Occupancy	Occupancy	Occupancy	Occupancy
	As of	Year-to-Date	As of	Year-to-Date
	April 30, 2008	April 30, 2008	April 30, 2007	April 30, 2007

Retail
Comparable	92.9%	93.3%	94.0%	94.1%
Total	91.1%	91.6%	93.0%	93.3%
Office
Comparable	91.2%	91.0%	93.0%	92.4%
Total	89.0%	89.4%	89.6%	89.9%
Residential
Comparable	93.1%	95.2%	94.2%	95.1%
Total	90.4%	91.0%	92.6%	91.4%
Hotels
Comparable and Total (1)		60.0%		64.0%
Comparable ADR and Total ADR (1)		$134.45		$130.25
Retail and office occupancy as of April 30, 2008 and 2007 is based on square feet leased at the end of the fiscal quarter. Average Occupancy Year-to-Date as of April 30, 2008 and 2007 for retail and office is calculated by dividing the sum of leased square feet at the beginning and end of the period by two. Residential occupancy as of April 30, 2008 and 2007 represents total units occupied divided by total units available. Average residential occupancy year-to-date for 2008 and 2007 is calculated by dividing gross potential rent less vacancy by gross potential rent. Average Daily Rate (“ADR”) is calculated by dividing revenue by the number of rooms sold for the three months ended April 30, 2008 and 2007.

(1)	Total Hotel Average Occupancy Year-to-Date and Total ADR for April 30, 2007 have been restated to exclude University Park at MIT Hotel, which was sold during the year ended January 31, 2008.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
We use NOI, along with EBDT as discussed on page 2, to assess operating performance. Comparable NOI is defined as NOI from properties opened and operated in the three months ended April 30, 2008 and 2007. The following schedule on page 6 presents comparable NOI for each of our major product lines, as well as strategic business unit under which these product lines operate. A reconciliation of NOI to the most comparable GAAP measure, net earnings (loss), is presented on page 7. A reconciliation of NOI to net earnings (loss) for each strategic business unit can be found on pages 28-33.
Comparable Net Operating Income (NOI) (% change over same period, prior year)

	Three Months Ended April 30, 2008

	Full	Pro-Rata
	Consolidation	Consolidation

Retail	3.8%	3.4%

Office	2.0%	3.0%

Hotel	(34.0%)	(32.6%)

Residential	5.9%	3.6%

Total	3.1%	2.8%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (dollars in thousands)
	Three Months Ended April 30, 2008					Three Months Ended April 30, 2007					% Change
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	(Non-GAAP)

Commercial Group
Retail
Comparable	$58,635	$2,692	$5,517	$-	$61,460	$56,464	$2,750	$5,742	$-	$59,456	3.8%	3.4%

Total	60,802	2,634	5,586	-	63,754	56,288	3,829	5,655	-	58,114

Office Buildings
Comparable	44,857	2,825	2,666	-	44,698	43,962	2,550	1,973	-	43,385	2.0%	3.0%

Total	53,688	2,822	3,817	-	54,683	44,538	2,967	2,072	-	43,643

Hotels
Comparable	1,255	-	210	-	1,465	1,901	-	274	-	2,175	(34.0%)	(32.6%)

Total	3,084	533	209	-	2,760	2,293	152	483	-	2,624

Earnings from Commercial
Land Sales	1,361	574	-	-	787	2,425	479	-	-	1,946

Other (1)	(24,786)	(2,032)	(1,821)	-	(24,575)	(5,217)	1,526	(89)	-	(6,832)

Total Commercial Group
Comparable	104,747	5,517	8,393	-	107,623	102,327	5,300	7,989	-	105,016	2.4%	2.5%

Total	94,149	4,531	7,791	-	97,409	100,327	8,953	8,121	-	99,495

Residential Group
Apartments
Comparable	27,048	708	6,589	-	32,929	25,545	645	6,871	-	31,771	5.9%	3.6%

Total	32,605	693	7,394	337	39,643	29,353	1,311	7,576	3,452	39,070

Military Housing
Comparable	-	-	-	-	-	-	-	-	-	-

Total	9,958	-	1,124	-	11,082	3,366	-	185	-	3,551

Other (1)	(8,066)	46	383	-	(7,729)	(5,140)	1	943	-	(4,198)

Total Residential Group
Comparable	27,048	708	6,589	-	32,929	25,545	645	6,871	-	31,771	5.9%	3.6%

Total	34,497	739	8,901	337	42,996	27,579	1,312	8,704	3,452	38,423

Total Rental Properties
Comparable	131,795	6,225	14,982	-	140,552	127,872	5,945	14,860	-	136,787	3.1%	2.8%

Total	128,646	5,270	16,692	337	140,405	127,906	10,265	16,825	3,452	137,918

Land Development Group	(559)	18	130	-	(447)	3,223	431	116	-	2,908

The Nets	(13,473)	-	1,613	-	(11,860)	(3,251)	-	333	-	(2,918)

Corporate Activities	(13,312)	-	-	-	(13,312)	(13,827)	-	-	-	(13,827)

Grand Total	$101,302	$5,288	$18,435	$337	$114,786	$114,051	$10,696	$17,274	$3,452	$124,081

(1)	Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of historic and new market tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Reconciliation of Net Operating Income (non-GAAP) to Net Loss (GAAP) (in thousands):

	Three Months Ended April 30, 2008					Three Months Ended April 30, 2007
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$307,646	$16,513	$91,146	$544	$382,823	$268,365	$15,316	$77,182	$12,202	$342,433
Exclude straight-line rent adjustment (1)	(4,730)	-	-	-	(4,730)	(5,842)	-	-	-	(5,842)

Adjusted revenues	302,916	16,513	91,146	544	378,093	262,523	15,316	77,182	12,202	336,591

Operating expenses	207,676	11,719	64,575	211	260,743	168,592	5,795	50,554	8,847	222,198
Add back non-Real Estate depreciation and amortization (b)	3,319	-	10,611	-	13,930	1,997	-	1,879	-	3,876
Add back amortization of mortgage procurement costs for non-Real Estate Groups (d)	-	-	45	-	45	-	-	23	-	23
Exclude straight-line rent adjustment (2)	(1,583)	-	-	-	(1,583)	(1,692)	-	-	-	(1,692)
Exclude preference payment	(936)	-	-	-	(936)	(898)	-	-	-	(898)

Adjusted operating expenses	208,476	11,719	75,231	211	272,199	167,999	5,795	52,456	8,847	223,507

Add interest income and other income	8,401	475	1,601	4	9,531	11,399	823	623	97	11,296
Add equity in (loss) earnings of unconsolidated entities	(9,647)	19	9,027	-	(639)	1,361	352	(1,308)	-	(299)
Remove gain on disposition recorded on equity method (e)	(881)	-	881	-	-	(2,106)	-	2,106	-	-
Add back equity method depreciation and amortization expense (see below)	8,989	-	(8,989)	-	-	8,873	-	(8,873)	-	-

Net Operating Income	101,302	5,288	18,435	337	114,786	114,051	10,696	17,274	3,452	124,081

Interest expense, including early extinguishment of debt	(88,550)	(3,459)	(18,435)	(192)	(103,718)	(79,343)	(5,301)	(17,274)	(1,608)	(92,924)

Equity in (loss) earnings of unconsolidated entities	9,647	(19)	(9,027)	-	639	(1,361)	(352)	1,308	-	299

Gain on disposition of equity method rental properties (e)	881	-	-	-	881	2,106	-	-	-	2,106

Equity method depreciation and amortization expense (see above)	(8,989)	-	8,989	-	-	(8,873)	-	8,873	-	-

Gain on disposition of rental properties and other investments	150	-	-	-	150	-	-	-	-	-

Depreciation and amortization - Real Estate Groups (a)	(63,300)	(983)	(8,443)	(5)	(70,765)	(57,790)	(2,687)	(8,393)	(1,013)	(64,509)

Amortization of mortgage procurement costs - Real Estate Groups (c)	(2,938)	(152)	(546)	(11)	(3,343)	(2,564)	(160)	(480)	(35)	(2,919)

Straight-line rent adjustment (1) + (2)	3,147	-	-	-	3,147	4,150	-	-	-	4,150

Preference payment	(936)	-	-	-	(936)	(898)	-	-	-	(898)

Earnings (loss) before income taxes	(49,586)	675	(9,027)	129	(59,159)	(30,522)	2,196	1,308	796	(30,614)

Income tax provision	19,579	-	-	(50)	19,529	14,040	-	-	(308)	13,732

Earnings (loss) before minority interest and discontinued operations	(30,007)	675	(9,027)	79	(39,630)	(16,482)	2,196	1,308	488	(16,882)

Minority interest	(694)	(694)	-	-	-	(2,548)	(2,548)	-	-	-
Equity in (loss) earnings of unconsolidated entities	(9,647)	19	9,027	-	(639)	1,361	352	(1,308)	-	(299)

Earnings (loss) from continuing operations	(40,348)	-	-	79	(40,269)	(17,669)	-	-	488	(17,181)

Discontinued operations, net of tax and minority interest:
Operating earnings from rental properties	79	-	-	(79)	-	488	-	-	(488)	-

Net loss	$(40,269)	$-	$-	$-	$(40,269)	$(17,181)	$-	$-	$-	$(17,181)

(a) Depreciation and amortization - Real Estate Groups	$63,300	$983	$8,443	$5	$70,765	$57,790	$2,687	$8,393	$1,013	$64,509
(b) Depreciation and amortization - Non-Real Estate	3,319	-	10,611	-	13,930	1,997	-	1,879	-	3,876

Total depreciation and amortization	$66,619	$983	$19,054	$5	$84,695	$59,787	$2,687	$10,272	$1,013	$68,385

(c) Amortization of mortgage procurement costs - Real Estate Groups	$2,938	$152	$546	$11	$3,343	$2,564	$160	$480	$35	$2,919
(d) Amortization of mortgage procurement costs - Non-Real Estate	-	-	45	-	45	-	-	23	-	23

Total amortization of mortgage procurement costs	$2,938	$152	$591	$11	$3,388	$2,564	$160	$503	$35	$2,942

(e)   Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”) and therefore are reported in continuing operations when sold. For the three months ended April 30, 2008, one equity method property was sold, One International Place, resulting in a pre-tax gain on disposition of $881. For the three months ended April 30, 2007, one equity method property was sold, White Acres, resulting in a pre-tax gain on disposition of $2,106.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Retail Lease Expirations as of April 30, 2008

						AVERAGE
						BASE
	NUMBER OF	SQUARE FEET	PERCENTAGE	NET	PERCENTAGE	RENT PER
EXPIRATION	EXPIRING	OF EXPIRING	OF TOTAL	BASE RENT	OF TOTAL	SQUARE FEET
YEAR	LEASES	LEASES(3)	LEASED GLA(1)	EXPIRING(2)	BASE RENT	EXPIRING(3)

2008	153	551,026	4.48%	$10,477,301	3.80%	$25.03
2009	259	875,197	7.11	16,802,013	6.10	24.18
2010	243	640,892	5.21	15,682,858	5.69	30.10
2011	326	1,231,832	10.01	31,261,320	11.35	28.98
2012	215	891,262	7.25	21,735,990	7.89	28.94
2013	163	663,152	5.39	19,543,578	7.09	31.40
2014	162	704,171	5.72	16,365,035	5.94	29.15
2015	169	706,669	5.74	18,625,336	6.76	30.21
2016	253	1,222,189	9.93	35,234,586	12.79	39.81
2017	160	1,144,915	9.31	25,420,989	9.23	25.56
2018	65	369,926	3.01	9,011,553	3.27	24.82
Thereafter	90	3,302,449	26.84	55,358,745	20.09	18.90

Total	2,258	12,303,680	100.00%	$275,519,304	100.00%	$26.66

(1)	GLA = Gross Leasable Area.

(2)	Net base rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because net base rent is determined using the tenant’s contractual rental agreements at our ownership share of the base rental income from expiring leases as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent and contingent rental payments, which are not reasonably estimatable.

(3)	Square feet of expiring leases and average base rent per square feet are operating statistics that represent 100% of the square footage and base rental income per square foot from expiring leases.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Office Lease Expirations as of April 30, 2008

						AVERAGE
						BASE
	NUMBER OF	SQUARE FEET	PERCENTAGE	NET	PERCENTAGE	RENT PER
EXPIRATION	EXPIRING	OF EXPIRING	OF TOTAL	BASE RENT	OF TOTAL	SQUARE FEET
YEAR	LEASES	LEASES(3)	LEASED GLA(1)	EXPIRING(2)	BASE RENT	EXPIRING(3)

2008	93	687,006	6.47	$12,584,422	4.30	$20.68
2009	76	559,768	5.27	11,833,720	4.04	23.67
2010	75	1,305,756	12.30	25,824,860	8.82	23.03
2011	53	690,651	6.51	16,565,016	5.65	26.82
2012	51	1,003,928	9.46	28,335,280	9.67	29.85
2013	34	832,520	7.85	21,299,788	7.27	26.65
2014	22	618,171	5.83	14,126,293	4.82	28.17
2015	5	189,840	1.79	3,633,588	1.24	19.73
2016	14	395,369	3.73	7,552,009	2.58	21.57
2017	18	267,072	2.52	8,046,475	2.75	33.14
2018	5	498,477	4.70	10,871,335	3.71	28.05
Thereafter	35	3,561,580	33.57	132,254,240	45.15	39.08

Total	481	10,610,138	100.00%	$292,927,026	100.00%	$30.15

(1)	GLA = Gross Leasable Area.

(2)	Net base rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because net base rent is determined using the tenant’s contractual rental agreements at our ownership share of the base rental income from expiring leases as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent and contingent rental payments, which are not reasonably estimatable.

(3)	Square feet of expiring leases and average base rent per square feet are operating statistics that represent 100% of the square footage and base rental income per square foot from expiring leases.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Schedule of Significant Retail Tenants as of April 30, 2008

(Based on net base rent 1% or greater of our ownership share)

	NUMBER	LEASED	PERCENTAGE OF
	OF	SQUARE	TOTAL RETAIL
TENANT	LEASES	FEET	SQUARE FEET

AMC Entertainment, Inc.	6	514,063	4.18%
Bass Pro Shops, Inc.	3	510,855	4.15
Regal Entertainment Group	5	379,072	3.08
The Gap	24	308,834	2.51
TJX Companies	9	291,131	2.37
The Home Depot	2	282,000	2.29
Dick’s Sporting Goods	5	257,486	2.09
Circuit City Stores, Inc.	7	220,616	1.79
Abercrombie & Fitch Stores, Inc.	28	210,663	1.71
The Limited	34	197,673	1.61
Footlocker, Inc.	38	144,850	1.18
Pathmark Stores, Inc.	2	123,500	1.01
Ahold USA (Stop & Shop)	2	115,861	0.94

Subtotal	165	3,556,604	28.91

All Others	2,093	8,747,076	71.09

Total	2,258	12,303,680	100.00%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Schedule of Significant Office Tenants as of April 30, 2008

(Based on net base rent 2% or greater of our ownership share)

	LEASED	PERCENTAGE OF
	SQUARE	TOTAL OFFICE
TENANT	FEET	SQUARE FEET

City of New York	890,185	8.39%
Millennium Pharmaceuticals, Inc.	693,743	6.54
U.S. Government	583,737	5.50
Morgan Stanley & Co.	444,685	4.19
Securities Industry Automation Corp.	433,971	4.09
Wellchoice, Inc.	392,514	3.70
Forest City Enterprises, Inc. (1)	383,935	3.62
National Grid (formerly Keyspan Energy)	335,318	3.16
Bank of New York	323,043	3.05
Bear Stearns	292,142	2.75
Alkermes, Inc.	210,248	1.98
Clearbridge Advisors, LLC, a Legg Mason Company	193,249	1.82
Covington & Burling, LLP	160,565	1.51
Seyfarth Shaw, LLP	96,909	0.92

Subtotal	5,434,244	51.22

All Others	5,175,894	48.78

Total	10,610,138	100.00%

(1)	All intercompany rental income is eliminated in consolidation.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Development Pipeline
April 30, 2008
2008 Openings and Acquisitions (6)

								Cost at FCE
			Date		Pro-Rata	Cost at Full	Total Cost	Pro-Rata Share	Sq. ft./	Gross
		Dev (D)	Opened /	FCE Legal	FCE % (h)	Consolidation	at 100%	(Non-GAAP) (b)	No. of	Leasable
Property	Location	Acq (A)	Acquired	Ownership % (h)	(1)	(GAAP) (a)	(2)	(1) X (2)	Units	Area
						(in millions)

Retail Centers:
Orchard Town Center	Westminster, CO	D	Q1-08	100.0%	100.0%	$164.1	$164.1	$164.1	983,000	569,000	(f)

Office:
818 Mission Street (c)	San Francisco, CA	A	Q1-08	50.0%	50.0%	$0.0	$20.6	$10.3	34,000
Johns Hopkins - 855 North Wolfe Street	East Baltimore, MD	D	Q1-08	76.6%	76.6%	112.5	112.5	86.2	278,000 (i)

						$112.5	$133.1	$96.5	312,000

Residential:
Lucky Strike	Richmond, VA	D	Q1-08	100.0%	100.0%	$37.6	$37.6	$37.6	131
Uptown Apartments (c) (e)	Oakland, CA	D	Q1-08/Q4-08	50.0%	50.0%	0.0	202.4	101.2	665
Mercantile Place on Main (e)	Dallas, TX	D	Q1-08/Q3-08	100.0%	100.0%	144.6	144.6	144.6	366 (j)

						$182.2	$384.6	$283.4	1,162

Total Openings and Acquisitions (d)						$458.8	$681.8	$544.0

Residential Phased-In Units (c) (e):									Opened in ‘08 / Total

Cobblestone Court	Painesville, OH	D	2006-08	50.0%	50.0%	$0.0	$24.6	$12.3	48/304
Stratford Crossing	Wadsworth, OH	D	2007-09	50.0%	50.0%	0.0	25.3	12.7	12/348
Sutton Landing	Brimfield, OH	D	2007-09	50.0%	50.0%	0.0	15.9	8.0	60/216

Total (g)						$0.0	$65.8	$33.0	120/868

See attached footnotes.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Development Pipeline
April 30, 2008
Under Construction (19)

								Cost at FCE
					Pro-Rata	Cost at Full	Total Cost	Pro-Rata Share	Sq. ft./	Gross
		Dev (D)	Anticipated	FCE Legal	FCE % (h)	Consolidation	at 100%	(Non-GAAP) (b)	No. of	Leasable		Lease
Property	Location	Acq (A)	Opening	Ownership % (h)	(1)	(GAAP) (a)	(2)	(1) X (2)	Units	Area		Commitment %
						(in millions)

Retail Centers:
Shops at Wiregrass	Tampa, FL	D	Q3-08	50.0%	100.0%	$149.6	$149.6	$149.6	646,000	356,000		78%
White Oak Village	Richmond, VA	D	Q3-08	50.0%	100.0%	68.3	68.3	68.3	792,000	286,000		88%
Village at Gulfstream (c)	Hallandale, FL	D	Q3-09	50.0%	50.0%	0.0	164.4	82.2	466,000	466,000	(l)	35%
Promenade at Temecula Expansion	Temecula, CA	D	Q1-09	75.0%	75.0%	102.9	102.9	77.2	127,000	127,000		45%
East River Plaza (c)	Manhattan, NY	D	Q3-09	35.0%	50.0%	0.0	407.4	203.7	517,000	517,000		64%
Ridge Hill (e)	Yonkers, NY	D	Q4-09/Q2-10	70.0%	100.0%	670.7	670.7	670.7	1,200,000	1,200,000	(m)	13%

						$991.5	$1,563.3	$1,251.7	3,748,000	2,952,000

Office:
Mesa Del Sol Town Center (c)	Albuquerque, NM	D	Q3-08	47.5%	47.5%	$0.0	$18.7	$8.9	74,000			31%
Mesa Del Sol - Fidelity (c)	Albuquerque, NM	D	Q4-08	47.5%	47.5%	0.0	30.9	14.7	210,000			100%
Waterfront - East 4th & West 4th Buildings (c)	Washington, DC	D	Q1-10	45.0%	45.0%	0.0	322.7	145.2	628,000			98%

						$0.0	$372.3	$168.8	912,000

Residential:
Haverhill	Haverhill, MA	D	Q1-09	100.0%	100.0%	$74.2	$74.2	$74.2	305
Beekman	Manhattan, NY	D	Q2-10	49.0%	70.0%	875.7	875.7	613.0	904

						$949.9	$949.9	$687.2	1,209

Military Housing:
Ohana Military Communities, Hawaii Increment I (c) (e)	Honolulu, HI	D	2005-2008	10.0%	10.0%	$0.0	$316.5	$31.7	1,952
Midwest Millington (c) (e)	Memphis, TN	D	2008-2009	25.0%	25.0%	0.0	38.1	9.5	318
Military Housing - Navy Midwest (c) (e)	Chicago, IL	D	2006-2009	25.0%	25.0%	0.0	264.7	66.2	1,658
Air Force Academy (c) (e)	Colorado Springs, CO	D	2007-2009	50.0%	50.0%	0.0	82.5	41.3	427
Military Housing - Marines, Hawaii Increment II (c) (e)	Honolulu, HI	D	2007-2010	10.0%	10.0%	0.0	338.8	33.9	1,175
Military Housing - Navy, Hawaii Increment III (c) (e)	Honolulu, HI	D	2007-2010	10.0%	10.0%	0.0	614.6	61.5	2,519
Pacific Northwest Communities (c) (e)	Seattle, WA	A/D	2007-2010	20.0%	20.0%	0.0	264.5	52.9	2,986
Hawaii Phase IV (c) (e)	Kaneohe, HI	D	2007-2014	10.0%	10.0%	0.0	257.9	25.8	917

						$0.0	$2,177.6	$322.8	11,952

Total Under Construction (k)						$1,941.4	$5,063.1	$2,430.5

Residential Phased-In Units (c) (e):									Under Const./Total
Cobblestone Court	Painesville, OH	D	2006-08	50.0%	50.0%	$0.0	$24.6	$12.3	48/304
Stratford Crossing	Wadsworth, OH	D	2007-09	50.0%	50.0%	0.0	$25.3	$12.7	228/348
Sutton Landing	Brimfield, OH	D	2007-09	50.0%	50.0%	0.0	15.9	8.0	132/216

Total (g)						$0.0	$65.8	$33.0	408/868

See attached footnotes.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Development Pipeline

April 30, 2008 Footnotes

(a)	Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity (“VIE”).

(b)	Cost at pro-rata share represents Forest City’s share of cost, based on the Company’s pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.

(c)	Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.

(d)	The difference between the full consolidation cost amount (GAAP) of $458.8 million to the Company’s pro-rata share (a non-GAAP measure) of $544.0 million consists of a reduction to full consolidation for minority interest of $26.3 million of cost and the addition of its share of cost for unconsolidated investments of $111.5 million.

(e)	Phased-in openings. Costs are representative of the total project.

(f)	Includes 177,000 square feet for Target and 97,000 square feet for JC Penney that opened in Q3-06, as well as 16,000 square feet of office space.

(g)	The difference between the full consolidation cost amount (GAAP) of $0.0 million to the Company’s pro-rata share (a non-GAAP measure) of $33.0 million consists of the Company’s share of cost for unconsolidated investments of $33.0 million.

(h)	As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For some of these projects, the Company provides funding at percentages that differ from the Company’s legal ownership.

(i)	Includes 22,000 square feet of retail space.

(j)	Property formerly known as Dallas Mercantile. Includes 18,000 square feet of retail space.

(k)	The difference between the full consolidation cost amount (GAAP) of $1,941.4 million to the Company’s pro-rata share (a non-GAAP measure) of $2,430.5 million consists of a reduction to full consolidation for minority interest of $288.4 million of cost and the addition of its share of cost for unconsolidated investments of $777.5 million.

(l)	Includes 67,000 square feet of office space.

(m)	Includes 156,000 square feet of office space.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Mortgage Financings
We use taxable and tax-exempt nonrecourse debt for our real estate projects. For those projects financed with taxable debt, we generally seek long-term, fixed-rate financing for those real estate project loans that mature within the next 12 months, as well as those real estate projects that are projected to open and achieve stabilized operations during that same time frame. For real estate projects financed with tax-exempt debt, we generally utilize variable-rate debt. For construction loans, we generally pursue variable-rate financings with maturities ranging from two to five years.
We are actively working to extend the maturities and/or refinance the nonrecourse debt that is coming due in 2008 and 2009. During the three months ended April 30, 2008, we completed the following financings:

			Plus
		Less	Unconsolidated
	Full	Minority	Investments at	Pro-Rata
Purpose of Financing	Consolidation	Interest	Pro-Rata	Consolidation
	(in thousands)

Refinancings	$479,960	$11,850	$41,844	$509,954
Development projects (1)	812,125	206,720	15,000	620,405
Loan extensions/additional fundings	209,732	49,374	13,932	174,290

	$1,501,817	$267,944	$70,776	$1,304,649

(1)	Represents the full amount available to be drawn on the loans.
Projects under Development Debt
We use nonrecourse mortgage debt for the financing of our development pipeline. We draw on these financings to partially fund the cost incurred with the development of our real estate. As of April 30, 2008, the detail of how much is outstanding compared to the total commitment under the financing is as follows:

			Plus
		Less	Unconsolidated
	Full	Minority	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation
		(in thousands)

Total outstanding on projects under development (1)	$624,622	$127,360	$289,493	$786,755
Total available commitment	$1,783,795	$277,007	$425,289	$1,932,077

(1)	Outstanding debt of $192,317 and $234,409, at full and pro-rata consolidation, respectively, described above is listed as Restricted Cash in our Consolidated Balance Sheet. For bonds issued in conjunction with development, the local housing authority issued the full amount of the bonds at the beginning of construction and, until costs are incurred, bond funds must remain in escrow held by a financial institution affiliated with the bond issuance.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Scheduled Maturities Table: Nonrecourse Mortgage Debt (dollars in thousands)
As of April 30, 2008

	Period Ending January 31, 2009				Fiscal Year Ending January 31, 2010
			Plus				Plus
		Less	Unconsolidated			Less	Unconsolidated
	Full	Minority	Investments at	Pro-Rata	Full	Minority	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$54,409	$2,386	$39,294	$91,317	$247,798	$13,855	$35,429	$269,372
Weighted average rate	6.39%	6.26%	6.49%	6.43%	6.77%	6.92%	6.73%	6.75%

Variable:
Variable-rate debt	196,944	19,024	70,213	248,133	470,878	67,347	154,823	558,354
Weighted average rate	4.96%	4.91%	5.16%	5.02%	5.12%	5.51%	5.08%	5.06%

Tax-Exempt	5,743	24	4,050	9,769	1,160	26	40,000	41,134
Weighted average rate	5.27%	3.37%	4.04%	4.77%	3.28%	3.32%	2.98%	2.99%

Total variable-rate debt	202,687	19,048	74,263	257,902	472,038	67,373	194,823	599,488

Total Nonrecourse Mortgage Debt	$257,096	$21,434	$113,557	$349,219	$719,836	$81,228	$230,252	$868,860
Weighted Average Rate	5.27%	5.06%	5.58%	5.38%	5.68%	5.75%	4.97%	5.49%

	Fiscal Year Ending January 31, 2011				Fiscal Year Ending January 31, 2012
			Plus				Plus
		Less	Unconsolidated			Less	Unconsolidated
	Full	Minority	Investments at	Pro-Rata	Full	Minority	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$167,475	$5,386	$22,087	$184,176	$377,825	$4,652	$36,110	$409,283
Weighted average rate	7.11%	5.17%	7.15%	7.17%	7.01%	5.15%	6.91%	7.02%

Variable:
Variable-rate debt	215,990	-	13,863	229,853	23,172	-	7,739	30,911
Weighted average rate	5.43%	-%	4.61%	5.38%	4.29%	-%	4.64%	4.38%

Tax-Exempt	1,516	28	-	1,488	2,475	112	-	2,363
Weighted average rate	3.17%	3.35%	-%	3.17%	3.17%	3.22%	-%	3.17%

Total variable-rate debt	217,506	28	13,863	231,341	25,647	112	7,739	33,274

Total Nonrecourse Mortgage Debt	$384,981	$5,414	$35,950	$415,517	$403,472	$4,764	$43,849	$442,557
Weighted Average Rate	6.15%	5.16%	6.17%	6.17%	6.83%	5.11%	6.51%	6.82%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Scheduled Maturities Table: Nonrecourse Mortgage Debt (dollars in thousands) (continued)
As of April 30, 2008

	Fiscal Year Ending January 31, 2013				Thereafter
			Plus				Plus
		Less	Unconsolidated			Less	Unconsolidated
	Full	Minority	Investments at	Pro-Rata	Full	Minority	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$322,869	$6,155	$29,556	$346,270	$2,969,993	$184,007	$818,042	$3,604,028
Weighted average rate	5.96%	6.15%	6.54%	6.01%	5.80%	5.96%	5.68%	5.76%

Variable:
Variable-rate debt	45,366	-	10,116	55,482	653,827	-	26,287	680,114
Weighted average rate	6.32%	-%	4.69%	6.02%	6.35%	-%	4.76%	6.29%

Tax-Exempt	206,559	62,105	-	144,454	702,260	23,771	173,500	851,989
Weighted average rate	4.49%	4.51%	-%	4.49%	3.27%	3.22%	3.33%	3.29%

Total variable-rate debt	251,925	62,105	10,116	199,936	1,356,087	23,771	199,787	1,532,103

Total Nonrecourse Mortgage Debt	$574,794	$68,260	$39,672	$546,206	$4,326,080	$207,778	$1,017,829	$5,136,131
Weighted Average Rate	5.46%	4.66%	6.07%	5.61%	5.47%	5.65%	5.25%	5.42%

	Total
			Plus
		Less	Unconsolidated
	Full	Minority	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$4,140,369	$216,441	$980,518	$4,904,446
Weighted average rate	6.04%	5.99%	5.85%	6.00%

Variable:
Variable-rate debt	1,606,177	86,371	283,041	1,802,847
Weighted average rate	5.66%	5.38%	5.02%	5.58%

Tax-Exempt	919,713	86,066	217,550	1,051,197
Weighted average rate	3.56%	4.15%	3.28%	3.45%

Total variable-rate debt	2,525,890	172,437	500,591	2,854,044

Total Nonrecourse Mortgage Debt	$6,666,259	$388,878	$1,481,109	$7,758,490
Weighted Average Rate	5.61%	5.45%	5.31%	5.56%

Tax Exempt Nonrecourse Mortgage Debt included in Liabilities - held for sale, due 2045, variable interest rate, 3.17% at April 30, 2008	-	-	-	27,700

Adjusted Total Nonrecourse Mortgage Debt	$6,666,259	$388,878	$1,481,109	$7,786,190

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
As discussed on page 2, we present certain financial amounts under the pro-rata consolidation method (a non-GAAP measure). This information is useful to our investors because we believe that it more accurately reflects the manner in which we operate our business. This is because, in line with industry practice, we have a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. The tables below present amounts for both full consolidation, a GAAP measure, and pro-rata consolidation, providing a reconciliation of the difference between the two methods. Under the pro-rata consolidation method, we present our partnership investments proportionate to our share of ownership for each line item of our consolidated financial statements. Under full consolidation, partnership assets and liabilities are reported as consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary for our investments in a VIE. Partnership assets and liabilities are reported on the equity or cost method of accounting if we do not have control, or, in the case of investments in VIEs, we are not deemed the primary beneficiary.
Consolidated Balance Sheet Information — April 30, 2008 (unaudited)

			Plus
	Full		Unconsolidated	Plus	Pro-Rata
	Consolidation	Less Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

	(in thousands)

Assets
Real Estate
Completed rental properties	$7,794,681	$269,912	$1,237,757	$31,328	$8,793,854
Projects under development	1,591,749	248,360	482,483	-	1,825,872
Land held for development or sale	161,875	8,209	125,882	-	279,548

Total Real Estate	9,548,305	526,481	1,846,122	31,328	10,899,274
Less accumulated depreciation	(1,291,523)	(49,017)	(308,765)	(1,470)	(1,552,741)

Real Estate, net	8,256,782	477,464	1,537,357	29,858	9,346,533

Cash and equivalents	179,850	12,182	24,780	-	192,448
Restricted cash	408,568	55,371	172,763	-	525,960
Notes and accounts receivable, net	415,233	17,713	67,475	83	465,078
Investments in and advances to affiliates	365,067	31,184	(131,210)	-	202,673
Other assets	887,595	32,663	78,704	1,676	935,312
Operating property assets held for sale	31,617	-	-	(31,617)	-

Total Assets	$10,544,712	$626,577	$1,749,869	$-	$11,668,004

Liabilities and Shareholders’ Equity
Liabilities
Mortgage debt, nonrecourse	$6,666,259	$388,878	$1,481,109	$27,700	$7,786,190
Notes payable	173,920	11,724	86,849	-	249,045
Bank revolving credit facility	32,000	-	-	-	32,000
Senior and subordinated debt	886,900	-	-	-	886,900
Accounts payable and accrued expenses	978,559	36,293	182,692	870	1,125,828
Deferred income taxes	460,420	-	-	-	460,420
Liabilities of operating property held for sale	28,570	-	-	(28,570)	-

Total Liabilities	9,226,628	436,895	1,750,650	-	10,540,383

Minority Interest	389,108	189,682	(781)	-	198,645	(1)

Total Shareholders’ Equity	928,976	-	-	-	928,976

Total Liabilities and Shareholders’ Equity	$10,544,712	$626,577	$1,749,869	$-	$11,668,004

(1)	The $198,645 represents the value of the Class A Common Units exchanged for Bruce C. Ratner’s minority interests in the Forest City Ratner Company portfolio.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Consolidated Balance Sheet Information — January 31, 2008 (unaudited)

			Plus
	Full		Unconsolidated		Pro-Rata
	Consolidation	Less Minority	Investments at	Plus Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

	(in thousands)

Assets
Real Estate
Completed rental properties	$7,561,685	$334,392	$1,208,040	$31,328	$8,466,661
Projects under development	1,499,495	185,806	506,658	-	1,820,347
Land held for development or sale	155,524	7,658	118,335	-	266,201

Total Real Estate	9,216,704	527,856	1,833,033	31,328	10,553,209
Less accumulated depreciation	(1,244,391)	(73,924)	(301,604)	(1,470)	(1,473,541)

Real Estate, net	7,972,313	453,932	1,531,429	29,858	9,079,668

Cash and equivalents	254,434	12,466	26,217	-	268,185
Restricted cash	248,262	8,970	182,675	-	421,967
Notes and accounts receivable, net	419,090	19,271	46,091	179	446,089
Investments in and advances to affiliates	495,828	14,844	(188,029)	-	292,955
Other assets	829,998	23,826	87,777	1,635	895,584
Operating property assets held for sale	31,672	-	-	(31,672)	-

Total Assets	$10,251,597	$533,309	$1,686,160	$-	$11,404,448

Liabilities and Shareholders’ Equity
Liabilities
Mortgage debt, nonrecourse	$6,338,610	$345,849	$1,458,579	$27,700	$7,479,040
Notes payable	143,874	1,101	85,582	-	228,355
Bank revolving credit facility	39,000	-	-	-	39,000
Senior and subordinated debt	886,900	-	-	-	886,900
Accounts payable and accrued expenses	1,015,844	35,659	142,171	798	1,123,154
Deferred income taxes	477,238	-	-	-	477,238
Liabilities of operating property held for sale	28,498	-	-	(28,498)	-

Total Liabilities	8,929,964	382,609	1,686,332	-	10,233,687

Minority Interest	349,517	150,700	(172)	-	198,645	(1)

Total Shareholders’ Equity	972,116	-	-	-	972,116

Total Liabilities and Shareholders’ Equity	$10,251,597	$533,309	$1,686,160	$-	$11,404,448

(1)	The $198,645 represents the value of the Class A Common Units exchanged for Bruce C. Ratner’s minority interests in the Forest City Ratner Company portfolio.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Consolidated Earnings Information — Three Months Ended April 30, 2008 (unaudited)

			Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

	(in thousands)

Revenues from real estate operations	$307,646	$16,513	$91,146	$544	$382,823

Expenses
Operating expenses	207,676	11,719	64,575	211	260,743
Depreciation and amortization	66,619	983	19,054	5	84,695

	274,295	12,702	83,629	216	345,438

Interest expense, including early extinguishment of debt	(88,550)	(3,459)	(18,435)	(192)	(103,718)
Amortization of mortgage procurement costs	(2,938)	(152)	(591)	(11)	(3,388)

Interest and other income	8,401	475	1,601	4	9,531
Gain on disposition of rental properties and other investments	150	-	881	-	1,031

Earnings (loss) before income taxes	(49,586)	675	(9,027)	129	(59,159)

Income tax expense (benefit)
Current	555	-	-	(64)	491
Deferred	(20,134)	-	-	114	(20,020)

	(19,579)	-	-	50	(19,529)

Minority interest	(694)	(694)	-	-	-

Equity in (loss) earnings of unconsolidated entities (1)	(9,647)	19	9,027	-	(639)

Earnings (loss) from continuing operations	(40,348)	-	-	79	(40,269)

Discontinued operations, net of tax:
Operating earnings from rental properties	79	-	-	(79)	-

Net loss	$(40,269)	$-	$-	$-	$(40,269)

(1)	Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the three months ended April 30, 2008, one equity method investment was sold, One International Place. A pre-tax gain of $881 ($541 net of tax) has been reported in equity in earnings of unconsolidated entities in the Consolidated Statements of Earnings, and therefore is included in earnings from continuing operations.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Consolidated Earnings Information — Three Months Ended April 30, 2007 (unaudited)

			Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

	(in thousands)

Revenues from real estate operations	$268,365	$15,316	$77,182	$12,202	$342,433

Expenses
Operating expenses	168,592	5,795	50,554	8,847	222,198
Depreciation and amortization	59,787	2,687	10,272	1,013	68,385

	228,379	8,482	60,826	9,860	290,583

Interest expense, including early extinguishment of debt	(79,343)	(5,301)	(17,274)	(1,608)	(92,924)
Amortization of mortgage procurement costs	(2,564)	(160)	(503)	(35)	(2,942)

Interest and other income	11,399	823	623	97	11,296
Gain on disposition of rental properties	-	-	2,106	-	2,106

Earnings (loss) before income taxes	(30,522)	2,196	1,308	796	(30,614)

Income tax expense (benefit)
Current	(1,692)	-	-	58	(1,634)
Deferred	(12,348)	-	-	250	(12,098)

	(14,040)	-	-	308	(13,732)

Minority interest	(2,548)	(2,548)	-	-	-

Equity in earnings (loss) of unconsolidated entities (1)	1,361	352	(1,308)	-	(299)

Earnings (loss) from continuing operations	(17,669)	-	-	488	(17,181)

Discontinued operations, net of tax:
Operating earnings from rental properties	488	-	-	(488)	-

Net loss	$(17,181)	$-	$-	$-	$(17,181)

(1)	Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the three months ended April 30, 2007, one equity method investment was sold, White Acres. A pre-tax gain of $2,106 ($1,292 net of tax) has been reported in equity in earnings of unconsolidated entities in the Consolidated Statements of Earnings, and therefore is included in earnings from continuing operations.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
The following schedules present information on investments in and advances to affiliates.
Investments in and Advances to Affiliates
Included in Investments in and Advances to Affiliates in the Consolidated Balance Sheet Information tables are unconsolidated investments in entities that we do not control and/or are not the primary beneficiary, and that are accounted for under the equity method of accounting, as well as advances to partners and other affiliates.
Following is a reconciliation of members’ and partners’ equity to our carrying value in the accompanying Consolidated Balance Sheet Information:

	April 30,	January 31,
	2008	2008
	(in thousands)

Members’ and partners’ equity as below	$608,445	$741,871
Equity of other members and partners	477,235	553,842

Company’s investment in partnerships	$131,210	$188,029
Advances to and on behalf of other affiliates	202,673	292,955
Minority interest in advances to and on behalf of affiliates (1)	31,184	14,844

Total investments in and advances to affiliates	$365,067	$495,828

(1)	Primarily represents the minority interest portion of advances to other affiliates included in the fully consolidated presentation.
Summarized financial information for the equity method investments is as follows:

	Combined (100%)		Pro-Rata Share
	(GAAP)		(Non-GAAP)
	April 30, 2008	January 31, 2008	April 30, 2008	January 31, 2008
	(in thousands)

Balance Sheet:
Completed rental properties	$3,029,984	$2,989,525	$1,237,757	$1,208,040
Projects under development	1,352,943	1,271,998	482,483	506,658
Land held for development or sale	281,395	265,943	125,882	118,335
Accumulated depreciation	(619,452)	(606,961)	(308,765)	(301,604)
Restricted cash — Military housing bond funds	948,816	1,029,503	67,874	67,235
Other restricted cash	544,055	574,638	104,889	115,440
Other assets	425,737	409,973	170,959	160,085

Total Assets	$5,963,478	$5,934,619	$1,881,079	$1,874,189

Mortgage debt, nonrecourse	$4,526,885	$4,486,786	$1,481,109	$1,458,579
Other liabilities	828,148	705,962	269,541	227,753
Minority interest	-	-	(781)	(172)
Members’ and partners’ equity	608,445	741,871	131,210	188,029

Total Liabilities and Members’/Partners’ Equity	$5,963,478	$5,934,619	$1,881,079	$1,874,189

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Investments in and Advances to Affiliates (continued)

	Combined (100%)		Pro-Rata Share
	(GAAP)		(Non-GAAP)
Three Months Ended April 30,	2008	2007	2008	2007
	(in thousands)

Operations:
Revenues	$240,838	$216,949	$90,931	$76,671
Equity in earnings of unconsolidated entities on a pro-rata basis	-	-	(639)	(299)
Operating expenses	(168,886)	(154,568)	(64,480)	(50,396)
Interest expense including early extinguishment of debt	(59,533)	(53,925)	(18,328)	(17,175)
Depreciation and amortization	(48,235)	(37,677)	(19,623)	(10,871)
Interest income	17,364	19,187	1,601	623
Minority interest	-	-	19	352

Loss before gain on disposition of rental properties and discontinued operations	(18,452)	(10,034)	(10,519)	(1,095)

Discontinued operations:
Gain on disposition of rental properties (1)	3,070	4,212	881	2,106
Income (loss) from discontinued operations	(18)	699	(9)	350

Discontinued operations subtotal	3,052	4,911	872	2,456

Net (loss) earnings (pre-tax)	$(15,400)	$(5,123)	$(9,647)	$1,361

(1)	The following table shows the detail of gain on disposition of rental properties that were held by equity method investments:

		(Combined 100%)
		Three Months Ended April 30,
		2008	2007

One International Place (Office Building)	(Cleveland, Ohio)	$3,070	$-
White Acres (Apartments)	(Richmond Heights, Ohio)	-	4,212

Total gain on disposition of equity method rental properties		$3,070	$4,212

Company’s portion of gain on disposition of equity method rental properties		881	2,106

Results of Operations
Net Loss — Net loss for the three months ended April 30, 2008 was $40,269,000 versus $17,181,000 for the three months ended April 30, 2007. Although we have substantial recurring revenue sources from our properties, we also enter into significant one-time transactions, which could create substantial variances in net earnings (loss) between periods. This variance to the prior year is primarily attributable to the following decreases, which are net of tax and minority interest:
•	$14,801,000 ($24,122,000, pre-tax) related to increased write-offs of abandoned development projects in 2008 compared to 2007, primarily at Summit at Lehigh Valley, a Commercial development project with a housing component located in Allentown, Pennsylvania, which represented $13,200,000 ($21,513,000 pre-tax) of the total increase. Due to delays in the public entitlement process to fund infrastructure and overall slowdown in retail and housing markets, we did not acquire the underlying land, which the land owner decided to sell to a third party for an alternative use. As a result, we determined it was no longer probable that the project would be completed resulting in the charge for the three months ended April 30, 2008;

•	$6,910,000 ($10,222,000, pre-tax) related to the increased share of losses from our equity investment in the New Jersey Nets basketball team;

•	$1,860,000 ($3,031,000, pre-tax) related to participation payments in 2008 on the refinancing of 350 Massachusetts Avenue, an unconsolidated office building and Jackson Building, a consolidated office building, both located in Cambridge, Massachusetts;

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
•	$1,803,000 ($2,939,000, pre-tax) in 2008 of additional expenses related to the early extinguishment of nonrecourse mortgage debt primarily at Galleria at Sunset, a regional mall located in Henderson, Nevada and at 1251 S. Michigan and Sky 55, apartment communities located in Chicago, Illinois, in order to secure more favorable financing terms. These changes were offset, in part, by a gain on the early extinguishment of the Urban Development Action Grant loan at M.K. Ferguson Plaza, an office building located in Cleveland, Ohio;

•	$1,481,000 ($2,414,000, pre-tax) related to a decrease in interest income earned on financial instruments held by Stapleton Land, LLC;

•	$752,000 ($1,225,000, pre-tax) related to the difference in gains on disposition of equity method properties between years. The 2007 gain on the disposition of our partnership interest in White Acres, an apartment community located in Richmond Heights, Ohio was higher than the 2008 gain on the sale of our partnership interest in One International Place, an office building located in Cleveland, Ohio; and

•	$711,000 ($1,159,000, pre-tax) related to decreases in Commercial Group outlot land sales in 2008 primarily at Victoria Gardens, a regional mall located in Rancho Cucamonga, California.
These decreases were partially offset by the following increases, net of tax and minority interest:
•	$4,809,000 ($7,837,000, pre-tax) of expense in 2007 that did not recur in 2008 related to management’s approved plan to demolish two buildings owned by us adjacent to Ten MetroTech Center, an office building located in Brooklyn, New York, to clear the land for a residential project named 80 DeKalb Avenue. Due to this new development plan, the estimated useful lives of the two adjacent buildings were adjusted to expire at the scheduled demolition date in April 2007 resulting in accelerated depreciation expense; and

•	$3,511,000 ($6,033,000, pre-tax) primarily related to military housing fee income from the management and development of units in Hawaii, Illinois, Washington and Colorado.
Net Operating Income (NOI) from Real Estate Groups — NOI, a non-GAAP measure, is defined as revenues (excluding straight-line rent adjustments) less operating expenses (including non-real estate depreciation and amortization) plus interest income plus equity in earnings of unconsolidated entities (excluding gain on disposition of equity method operating properties) plus equity method depreciation and amortization. We believe NOI provides us, as well as our investors, additional information about our core business operations and, along with earnings, is necessary to understand our business and operating results. Under the full consolidation method (GAAP), NOI from the combination of the Commercial Group and the Residential Group (“Rental Properties”) for the three months ended April 30, 2008 was $128,646,000 compared to $127,906,000 for the three months ended April 30, 2007, a 0.6% increase. A reconciliation of NOI to the most comparable GAAP measure, net earnings (loss), is presented on page 7. A reconciliation of NOI to net earnings (loss) for each strategic business unit can be found on pages 28-33.
Management also analyzes property NOI using the pro-rata consolidation method because it provides operating data at our ownership share, and we publicly disclose and discuss our performance using this method of consolidation to complement our GAAP disclosures. Under the pro-rata consolidation method, NOI from the Rental Properties for the three months ended April 30, 2008 was $140,405,000 compared to $137,918,000 for the three months ended April 30, 2007, a 1.8% increase. Comparable NOI increased 2.8% for the three months ended April 30, 2008 compared to the prior year. Retail and office comparable NOI increased 3.4% and 3.0%, respectively, from the prior year. Hotels decreased 32.6% and our residential portfolio has generated an increase of 3.6%.
EBDT — We use an additional measure, along with net earnings, to report our operating results. This non-GAAP measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes (“EBDT”), is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly-titled measures reported by other companies.
We believe that EBDT provides additional information about our core operations and, along with net earnings, is necessary to understand our operating results. EBDT is used by the chief operating decision maker and management in assessing operating performance and to consider capital requirements and allocation of resources by segment and on a consolidated basis. We believe EBDT is important to investors because it provides another method for the investor to measure our long-term operating performance as net earnings can vary from year to year due to property dispositions, acquisitions and other factors that have a short-term impact.
EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges for real estate depreciation, amortization, amortization of mortgage procurement costs and deferred income taxes; iv) preferred payment classified as minority interest expense on the Company’s Consolidated Statement of Earnings; v) provision for decline in real estate (net of tax); vi) extraordinary items (net of tax); and vii) cumulative effect of change in accounting principle (net of tax). Unlike the real estate segments, EBDT for the Nets segment equals net earnings.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
EBDT is reconciled to net earnings (loss), the most comparable financial measure calculated in accordance with GAAP, on page 26. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management’s opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. We exclude depreciation and amortization expense related to real estate operations from EBDT because we believe the values of our properties, in general, have appreciated over time in excess of their original cost. Deferred taxes from real estate operations, which are the result of timing differences of certain net expense items deducted in a future year for federal income tax purposes, are excluded until the year in which they are reflected in our current tax provision. The provision for decline in real estate is excluded from EBDT because it varies from year to year based on factors unrelated to our overall financial performance and is related to the ultimate gain on dispositions of operating properties. Our EBDT may not be directly comparable to similarly-titled measures reported by other companies.
Our EBDT for the three months ended April 30, 2008 was $15,954,000, a $18,575,000 decrease from $34,529,000 for the three months ended April 30, 2007. Our portfolio of rental properties provided an EBDT increase, as both our mature and new properties experienced EBDT growth. These increases in EBDT were negatively impacted by increased project write-offs of $14,801,000 ($24,122,000 pre-tax) primarily due to the write-off of Summit at Lehigh Valley, a Commercial development project with a housing component located in Allentown, Pennsylvania, which represented $13,200,000 ($21,513,000 pre-tax) of the total increase of project write-offs. In addition, the Nets generated additional losses of $6,910,000 ($10,222,000 pre-tax).
Summary of EBDT — The information in the tables on pages 26-33 present amounts for both full consolidation and pro-rata consolidation, providing a reconciliation of the difference between the two methods, as well as reconciliation from NOI to EBDT to net earnings (loss). Under the pro-rata consolidation method, we present our partnership investments proportionate to our pro-rata share for each line item of our consolidated financial statements. Under full consolidation, partnership assets and liabilities are reported as consolidated at 100% if deemed under our control or if we are deemed to be the primary beneficiary for investments in the VIEs, or on the equity method of accounting if we do not have control or are not the primary beneficiary for investments in VIEs.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Reconciliation of Net Loss to Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) (1)

	Three Months Ended April 30,
	2008	2007

	(in thousands)

Net loss	$(40,269)	$(17,181)
Depreciation and amortization – Real Estate Groups (4)	70,765	64,509
Amortization of mortgage procurement costs – Real Estate Groups (4)	3,343	2,919
Deferred income tax expense (benefit) – Real Estate Groups (5)	(15,333)	(10,360)
Deferred income tax expense - Non-Real Estate Groups: (5)
Gain on disposition of other investments	58	-

Current income tax expense on non-operating earnings: (5)
Gain on disposition of equity method rental properties	632	-

Straight-line rent adjustment (2)	(3,147)	(4,150)
Preference payment (3)	936	898
Gain on disposition of equity method rental properties	(881)	(2,106)
Gain on disposition of other investments	(150)	-

Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) (2)	$15,954	$34,529

(1)	The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes (“EBDT”), is not a measure of operating results as defined by generally accepted accounting principles and may not be directly comparable to similarly-titled measures reported by other companies. The Company believes that EBDT provides additional information about its operations, and along with net earnings, is necessary to understand its operating results. EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of operating properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges for real estate depreciation, amortization, amortization of mortgage procurement costs and deferred income taxes; iv) preferred payment classified as minority interest expense on the Company’s Consolidated Statement of Earnings; v) provision for decline in real estate (net of tax); vi) extraordinary items (net of tax); and vii) cumulative effect of change in accounting principle (net of tax).

(2)	The Company recognizes minimum rents on a straight-line basis over the term of the related lease pursuant to the provision of SFAS No. 13, “Accounting for Leases.” The straight-line rent adjustment is recorded as an increase or decrease to revenue from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., with the applicable offset to either accounts receivable or accounts payable, as appropriate.

(3)	The Forest City Ratner Companies portfolio became a wholly-owned subsidiary of the Company on November 8, 2006 upon the issuance of the Class A Common Units in exchange for Bruce C. Ratner’s minority interests. For the first five years only, the Units that have not been exchanged are entitled to their proportionate share of an annual preferred payment of $2,500,000 plus an amount equal to the dividends paid on the same number of shares of the Company’s common stock. After five years, the Units that have not been exchanged are entitled to a payment equal to the dividends paid on an equivalent number of shares of the Company’s common stock. For the three months ended April 30, 2008 and 2007, the Company recorded one quarter’s share of the annual preferred payment which is classified as minority interest expense on the Company’s Consolidated Statement of Earnings of approximately $936,000 and $898,000, respectively.

(4)	The following table provides detail of depreciation and amortization and amortization of mortgage procurement costs. The Company’s Real Estate Groups are engaged in the ownership, development, acquisition and management of real estate projects, including apartment complexes, regional malls and retail centers, hotels, office buildings and mixed-use facilities, as well as large land development projects.

	Depreciation and Amortization		Amortization of Mortgage Procurement Costs
	Three Months Ended April 30,		Three Months Ended April 30,
	2008	2007	2008	2007

Full Consolidation	$66,619	$59,787	$2,938	$2,564
Non-Real Estate	(3,319)	(1,997)	-	-

Real Estate Groups Full Consolidation	63,300	57,790	2,938	2,564
Real Estate Groups related to minority interest	(983)	(2,687)	(152)	(160)
Real Estate Groups Equity Method	8,443	8,393	546	480
Real Estate Groups Discontinued Operations	5	1,013	11	35

Real Estate Groups Pro-Rata Consolidation	$70,765	$64,509	$3,343	$2,919

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
(5)	The following table provides detail of Income Tax Expense (Benefit):

			Three Months Ended April 30,
			2008	2007

			(in thousands)

(A	)	Operating earnings
		Current	$(77)	$(1,692)
		Deferred	(19,900)	(13,162)

			(19,977)	(14,854)

(B	)	Gain on disposition of equity method rental properties
		Current	632	-
		Deferred	(292)	814

			340	814

(C	)	Gain on disposition of other investments
		Deferred - Non-Real Estate Groups	58	-

		Subtotal (A) (B) (C)
		Current	555	(1,692)
		Deferred	(20,134)	(12,348)

		Income tax expense	(19,579)	(14,040)

(D	)	Discontinued operations
		Operating earnings
		Current	(64)	58
		Deferred	114	250

			50	308

		Grand Total (A) (B) (C) (D)
		Current	491	(1,634)
		Deferred	(20,020)	(12,098)

			$(19,529)	$(13,732)

		Recap of Grand Total:
		Real Estate Groups
		Current	$2,401	$2,246
		Deferred	(15,333)	(10,360)

			(12,932)	(8,114)

		Non-Real Estate Groups
		Current	(1,910)	(3,880)
		Deferred	(4,687)	(1,738)

			(6,597)	(5,618)

		Grand Total	$(19,529)	$(13,732)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2008 (in thousands)

	Commercial Group 2008					Residential Group 2008
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$222,267	$8,919	$26,924	$-	$240,272	$78,957	$7,367	$36,576	$544	$108,710
Exclude straight-line rent adjustment	(4,727)	-	-	-	(4,727)	(4)	-	-	-	(4)

Adjusted revenues	217,540	8,919	26,924	-	235,545	78,953	7,367	36,576	544	108,706
Operating expenses, including non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	132,045	4,513	15,275	-	142,807	55,798	6,719	20,624	211	69,914
Exclude straight-line rent adjustment	(1,583)	-	-	-	(1,583)	-	-	-	-	-
Exclude preference payment	(936)	-	-	-	(936)	-	-	-	-	-

Adjusted operating expenses	129,526	4,513	15,275	-	140,288	55,798	6,719	20,624	211	69,914
Add interest and other income	1,783	149	665	-	2,299	3,590	48	892	4	4,438
Add equity in earnings of unconsolidated entities	1,322	(24)	(1,493)	-	(147)	2,731	43	(2,922)	-	(234)
Remove gain on disposition of equity method rental properties	(881)	-	881	-	-	-	-	-	-	-
Add back equity method depreciation and amortization expense	3,911	-	(3,911)	-	-	5,021	-	(5,021)	-	-

Net operating income	94,149	4,531	7,791	-	97,409	34,497	739	8,901	337	42,996
Interest expense, including early extinguishment of debt	60,172	3,071	7,791	-	64,892	13,963	358	8,901	192	22,698
Income tax expense (benefit)	(514)	-	-	-	(514)	3,135	-	-	(64)	3,071
Minority interest in earnings before depreciation and amortization	1,460	1,460	-	-	-	381	381	-	-	-
Add: EBDT from discontinued operations	-	-	-	-	-	209	-	-	(209)	-

Earnings before depreciation, amortization and deferred taxes (EBDT)	$33,031	$-	$-	$-	$33,031	$17,227	$-	$-	$-	$17,227

Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$33,031	$-	$-	$-	$33,031	$17,227	$-	$-	$-	$17,227
Depreciation and amortization - Real Estate Groups	(52,088)	-	-	-	(52,088)	(18,597)	-	-	(5)	(18,602)
Amortization of mortgage procurement costs - Real Estate Groups	(2,482)	-	-	-	(2,482)	(727)	-	-	(11)	(738)
Deferred taxes - Real Estate Groups	5,531	-	-	-	5,531	3,890	-	-	(114)	3,776
Straight-line rent adjustment	3,144	-	-	-	3,144	4	-	-	-	4
Preference payment	(936)	-	-	-	(936)	-	-	-	-	-
Gain on disposition of rental properties and other investments, net of tax	-	-	541	-	541	-	-	-	-	-
Gain on disposition of equity method rental properties, net of tax	541	-	(541)	-	-	-	-	-	-	-
Discontinued operations, net of tax and minority interest:
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	(5)	-	-	5	-
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	(11)	-	-	11	-
Deferred taxes - Real Estate Groups	-	-	-	-	-	(114)	-	-	114	-

Net earnings (loss)	$(13,259)	$-	$-	$-	$(13,259)	$1,667	$-	$-	$-	$1,667

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2008 (in thousands) (continued)

	Land Development Group 2008					The Nets 2008
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$6,422	$227	$2,241	$-	$8,436	$-	$-	$25,405	$-	$25,405
Exclude straight-line rent adjustment	1	-	-	-	1	-	-	-	-	-

Adjusted revenues	6,423	227	2,241	-	8,437	-	-	25,405	-	25,405
Operating expenses, including non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	9,648	487	2,047	-	11,208	-	-	37,285	-	37,285
Exclude straight-line rent adjustment	-	-	-	-	-	-	-	-	-	-
Exclude preference payment	-	-	-	-	-	-	-	-	-	-

Adjusted operating expenses	9,648	487	2,047	-	11,208	-	-	37,285	-	37,285
Add interest and other income	2,836	278	24	-	2,582	-	-	20	-	20
Add equity in earnings of unconsolidated entities	(227)	-	(31)	-	(258)	(13,473)	-	13,473	-	-
Remove gain on disposition of equity method rental properties	-	-	-	-	-	-	-	-	-	-
Add back equity method depreciation and amortization expense	57	-	(57)	-	-	-	-	-	-	-

Net operating income	(559)	18	130	-	(447)	(13,473)	-	1,613	-	(11,860)
Interest expense, including early extinguishment of debt	75	30	130	-	175	-	-	1,613	-	1,613
Income tax expense (benefit)	64	-	-	-	64	(4,513)	-	-	-	(4,513)
Minority interest in earnings before depreciation and amortization	(12)	(12)	-	-	-	-	-	-	-	-
Add: EBDT from discontinued operations	-	-	-	-	-	-	-	-	-	-

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(686)	$-	$-	$-	$(686)	$(8,960)	$-	$-	$-	$(8,960)

Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(686)	$-	$-	$-	$(686)	$(8,960)	$-	$-	$-	$(8,960)
Depreciation and amortization - Real Estate Groups	(75)	-	-	-	(75)	-	-	-	-	-
Amortization of mortgage procurement costs - Real Estate Groups	(123)	-	-	-	(123)	-	-	-	-	-
Deferred taxes - Real Estate Groups	291	-	-	-	291	-	-	-	-	-
Straight-line rent adjustment	(1)	-	-	-	(1)	-	-	-	-	-
Preference payment	-	-	-	-	-	-	-	-	-	-
Gain on disposition of rental properties and other investments, net of tax	-	-	-	-	-	-	-	-	-	-
Gain on disposition of equity method rental properties, net of tax	-	-	-	-	-	-	-	-	-	-
Discontinued operations, net of tax and minority interest:
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Deferred taxes - Real Estate Groups	-	-	-	-	-	-	-	-	-	-

Net earnings (loss)	$(594)	$-	$-	$-	$(594)	$(8,960)	$-	$-	$-	$(8,960)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2008 (in thousands) (continued)

	Corporate Activities 2008					Total 2008
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$-	$-	$-	$-	$-	$307,646	$16,513	$91,146	$544	$382,823
Exclude straight-line rent adjustment	-	-	-	-	-	(4,730)	-	-	-	(4,730)

Adjusted revenues	-	-	-	-	-	302,916	16,513	91,146	544	378,093
Operating expenses, including non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	13,504	-	-	-	13,504	210,995	11,719	75,231	211	274,718
Exclude straight-line rent adjustment	-	-	-	-	-	(1,583)	-	-	-	(1,583)
Exclude preference payment	-	-	-	-	-	(936)	-	-	-	(936)

Adjusted operating expenses	13,504	-	-	-	13,504	208,476	11,719	75,231	211	272,199
Add interest and other income	192	-	-	-	192	8,401	475	1,601	4	9,531
Add equity in earnings of unconsolidated entities	-	-	-	-	-	(9,647)	19	9,027	-	(639)
Remove gain on disposition of equity method rental properties	-	-	-	-	-	(881)	-	881	-	-
Add back equity method depreciation and amortization expense	-	-	-	-	-	8,989	-	(8,989)	-	-

Net operating income	(13,312)	-	-	-	(13,312)	101,302	5,288	18,435	337	114,786
Interest expense, including early extinguishment of debt	14,340	-	-	-	14,340	88,550	3,459	18,435	192	103,718
Income tax expense (benefit)	(2,994)	-	-	-	(2,994)	(4,822)	-	-	(64)	(4,886)
Minority interest in earnings before depreciation and amortization	-	-	-	-	-	1,829	1,829	-	-	-
Add: EBDT from discontinued operations	-	-	-	-	-	209	-	-	(209)	-

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(24,658)	$-	$-	$-	$(24,658)	$15,954	$-	$-	$-	$15,954

Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(24,658)	$-	$-	$-	$(24,658)	$15,954	$-	$-	$-	$15,954
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	(70,760)	-	-	(5)	(70,765)
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	(3,332)	-	-	(11)	(3,343)
Deferred taxes - Real Estate Groups	5,443	-	-	-	5,443	15,155	-	-	(114)	15,041
Straight-line rent adjustment	-	-	-	-	-	3,147	-	-	-	3,147
Preference payment	-	-	-	-	-	(936)	-	-	-	(936)
Gain on disposition of rental properties and other investments, net of tax	92	-	-	-	92	92	-	541	-	633
Gain on disposition of equity method rental properties, net of tax	-	-	-	-	-	541	-	(541)	-	-
Discontinued operations, net of tax and minority interest:
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	(5)	-	-	5	-
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	(11)	-	-	11	-
Deferred taxes - Real Estate Groups	-	-	-	-	-	(114)	-	-	114	-

Net earnings (loss)	$(19,123)	$-	$-	$-	$(19,123)	$(40,269)	$-	$-	$-	$(40,269)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2007 (in thousands)

	Commercial Group 2007					Residential Group 2007

			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$203,027	$12,427	$28,550	$-	$219,150	$54,605	$2,514	$43,574	$12,202	$107,867
Exclude straight-line rent adjustment	(5,839)	-	-	-	(5,839)	(4)	-	-	-	(4)

Adjusted revenues	197,188	12,427	28,550	-	213,311	54,601	2,514	43,574	12,202	107,863
Operating expenses, including non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	106,808	3,804	15,277	-	118,281	37,191	1,561	28,889	8,847	73,366
Exclude straight-line rent adjustment	(1,692)	-	-	-	(1,692)	-	-	-	-	-
Exclude preference payment	(898)	-	-	-	(898)	-	-	-	-	-

Adjusted operating expenses	104,218	3,804	15,277	-	115,691	37,191	1,561	28,889	8,847	73,366
Add interest and other income	1,938	330	266	-	1,874	3,844	7	294	97	4,228
Add equity in earnings of unconsolidated entities	1,467	-	(1,466)	-	1	3,572	352	(3,522)	-	(302)
Remove gain on disposition of equity method rental properties	-	-	-	-	-	(2,106)	-	2,106	-	-
Add back equity method depreciation and amortization expense	3,952	-	(3,952)	-	-	4,859	-	(4,859)	-	-

Net operating income	100,327	8,953	8,121	-	99,495	27,579	1,312	8,704	3,452	38,423
Interest expense, including early extinguishment of debt	49,913	4,481	8,121	-	53,553	13,282	640	8,704	1,608	22,954
Income tax expense (benefit)	1,141	-	-	-	1,141	2,921	-	-	58	2,979
Minority interest in earnings before depreciation and amortization	4,472	4,472	-	-	-	672	672	-	-	-
Add: EBDT from discontinued operations	-	-	-	-	-	1,786	-	-	(1,786)	-

Earnings before depreciation, amortization and deferred taxes (EBDT)	$44,801	$-	$-	$-	$44,801	$12,490	$-	$-	$-	$12,490

Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$44,801	$-	$-	$-	$44,801	$12,490	$-	$-	$-	$12,490
Depreciation and amortization - Real Estate Groups	(46,426)	-	-	-	(46,426)	(16,956)	-	-	(1,013)	(17,969)
Amortization of mortgage procurement costs - Real Estate Groups	(2,026)	-	-	-	(2,026)	(717)	-	-	(35)	(752)
Deferred taxes - Real Estate Groups	470	-	-	-	470	4,608	-	-	(250)	4,358
Straight-line rent adjustment	4,147	-	-	-	4,147	4	-	-	-	4
Preference payment	(898)	-	-	-	(898)	-	-	-	-	-
Gain on disposition of rental properties and other investments, net of tax	-	-	-	-	-	-	-	1,292	-	1,292
Gain on disposition of equity method rental properties, net of tax	-	-	-	-	-	1,292	-	(1,292)	-	-
Discontinued operations, net of tax and minority interest:
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	(1,013)	-	-	1,013	-
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	(35)	-	-	35	-
Deferred taxes - Real Estate Groups	-	-	-	-	-	(250)	-	-	250	-

Net earnings (loss)	$68	$-	$-	$-	$68	$(577)	$-	$-	$-	$(577)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2007 (in thousands) (continued)

	Land Development Group 2007					The Nets 2007

			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$10,733	$375	$1,148	$-	$11,506	$-	$-	$3,910	$-	$3,910
Exclude straight-line rent adjustment	1	-	-	-	1	-	-	-	-	-

Adjusted revenues	10,734	375	1,148	-	11,507	-	-	3,910	-	3,910
Operating expenses, including non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	12,156	430	1,464	-	13,190	-	-	6,826	-	6,826
Exclude straight-line rent adjustment	-	-	-	-	-	-	-	-	-	-
Exclude preference payment	-	-	-	-	-	-	-	-	-	-

Adjusted operating expenses	12,156	430	1,464	-	13,190	-	-	6,826	-	6,826
Add interest and other income	5,010	486	54	-	4,578	-	-	9	-	9
Add equity in earnings of unconsolidated entities	(427)	-	440	-	13	(3,251)	-	3,240	-	(11)
Remove gain on disposition of equity method rental properties	-	-	-	-	-	-	-	-	-	-
Add back equity method depreciation and amortization expense	62	-	(62)	-	-	-	-	-	-	-

Net operating income	3,223	431	116	-	2,908	(3,251)	-	333	-	(2,918)
Interest expense, including early extinguishment of debt	2,306	180	116	-	2,242	-	-	333	-	333
Income tax expense (benefit)	3,363	-	-	-	3,363	(1,201)	-	-	-	(1,201)
Minority interest in earnings before depreciation and amortization	251	251	-	-	-	-	-	-	-	-
Add: EBDT from discontinued operations	-	-	-	-	-	-	-	-	-	-

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(2,697)	$-	$-	$-	$(2,697)	$(2,050)	$-	$-	$-	$(2,050)

Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(2,697)	$-	$-	$-	$(2,697)	$(2,050)	$-	$-	$-	$(2,050)
Depreciation and amortization - Real Estate Groups	(114)	-	-	-	(114)	-	-	-	-	-
Amortization of mortgage procurement costs - Real Estate Groups	(141)	-	-	-	(141)	-	-	-	-	-
Deferred taxes - Real Estate Groups	3,185	-	-	-	3,185	-	-	-	-	-
Straight-line rent adjustment	(1)	-	-	-	(1)	-	-	-	-	-
Preference payment	-	-	-	-	-	-	-	-	-	-
Gain on disposition of rental properties and other investments, net of tax	-	-	-	-	-	-	-	-	-	-
Gain on disposition of equity method rental properties, net of tax	-	-	-	-	-	-	-	-	-	-
Discontinued operations, net of tax and minority interest:										-
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Deferred taxes - Real Estate Groups	-	-	-	-	-	-	-	-	-	-

Net earnings (loss)	$232	$-	$-	$-	$232	$(2,050)	$-	$-	$-	$(2,050)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2007 (in thousands) (continued)

	Corporate Activities 2007					Total 2007

			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Minority	Investments at	Discontinued	Consolidation	Consolidation	Minority	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$-	$-	$-	$-	$-	$268,365	$15,316	$77,182	$12,202	$342,433
Exclude straight-line rent adjustment	-	-	-	-	-	(5,842)	-	-	-	(5,842)

Adjusted revenues	-	-	-	-	-	262,523	15,316	77,182	12,202	336,591
Operating expenses, including non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	14,434	-	-	-	14,434	170,589	5,795	52,456	8,847	226,097
Exclude straight-line rent adjustment	-	-	-	-	-	(1,692)	-	-	-	(1,692)
Exclude preference payment	-	-	-	-	-	(898)	-	-	-	(898)

Adjusted operating expenses	14,434	-	-	-	14,434	167,999	5,795	52,456	8,847	223,507
Add interest and other income	607	-	-	-	607	11,399	823	623	97	11,296
Add equity in earnings of unconsolidated entities	-	-	-	-	-	1,361	352	(1,308)	-	(299)
Remove gain on disposition of equity method rental properties	-	-	-	-	-	(2,106)	-	2,106	-	-
Add back equity method depreciation and amortization expense	-	-	-	-	-	8,873	-	(8,873)	-	-

Net operating income	(13,827)	-	-	-	(13,827)	114,051	10,696	17,274	3,452	124,081
Interest expense, including early extinguishment of debt	13,842	-	-	-	13,842	79,343	5,301	17,274	1,608	92,924
Income tax expense (benefit)	(9,654)	-	-	-	(9,654)	(3,430)	-	-	58	(3,372)
Minority interest in earnings before depreciation and amortization	-	-	-	-	-	5,395	5,395	-	-	-
Add: EBDT from discontinued operations	-	-	-	-	-	1,786	-	-	(1,786)	-

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(18,015)	$-	$-	$-	$(18,015)	$34,529	$-	$-	$-	$34,529

Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(18,015)	$-	$-	$-	$(18,015)	$34,529	$-	$-	$-	$34,529
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	(63,496)	-	-	(1,013)	(64,509)
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	(2,884)	-	-	(35)	(2,919)
Deferred taxes - Real Estate Groups	3,161	-	-	-	3,161	11,424	-	-	(250)	11,174
Straight-line rent adjustment	-	-	-	-	-	4,150	-	-	-	4,150
Preference payment	-	-	-	-	-	(898)	-	-	-	(898)
Gain on disposition of rental properties and other investments, net of tax	-	-	-	-	-	-	-	1,292	-	1,292
Gain on disposition of equity method rental properties, net of tax	-	-	-	-	-	1,292	-	(1,292)	-	-
Discontinued operations, net of tax and minority interest:
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	(1,013)	-	-	1,013	-
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	(35)	-	-	35	-
Deferred taxes - Real Estate Groups	-	-	-	-	-	(250)	-	-	250	-

Net earnings (loss)	$(14,854)	$-	$-	$-	$(14,854)	$(17,181)	$-	$-	$-	$(17,181)